EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-29287, 33-25913, 333-65817 and 33-48145) of NL
Industries, Inc. of our report dated March 16, 2006, relating to the consolidated financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which appears in this Form 10-K.




PricewaterhouseCoopers LLP



Dallas, Texas
March 16, 2006